Exhibit 99.1

Investor Relations (303) 691-4350 Investor@aimco.com Elizabeth Coalson Vice President Investor Relations (303) 691-4327

AIMCO ANNOUNCES PRICING OF COMMON STOCK OFFERING

DENVER, COLORADO, January 13, 2015

Apartment Investment and Management Company (“Aimco”) (NYSE: AIV) announced today the pricing of its public offering of 8,200,000 shares of its common stock. Aimco intends to use the net proceeds from this offering to repay indebtedness under its revolving credit facility and for general corporate purposes. The offering is expected to close on January 16, 2015, subject to customary conditions.

Citigroup and KeyBanc Capital Markets acted as joint book-running managers for the offering. Aimco has granted the underwriters a 30-day option to purchase an additional 1,230,000 shares of its common stock.

Aimco has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this press release relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that Aimco has filed with the SEC for more complete information about Aimco and the offering. You may get copies of the preliminary prospectus supplement and the accompanying prospectus, and, when available, the final prospectus supplement, relating to the offering for free by visiting EDGAR on the SEC Web site at www.sec.gov or by contacting: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146) or KeyBanc Capital Markets, 127 Public Square, 4th Floor, Cleveland, OH 44114, Attention: Paul Hodermarsky (facsimile: 216-689-0845).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of, any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Aimco is a real estate investment trust that is focused on the ownership and management of quality apartment communities located in the largest markets in the United States. Aimco is one of the country’s largest owners and operators of apartments, with 204 communities in 23 states and the District of Columbia. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV, and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rental rates and property operating results. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco.

In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.

Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2013, and the other documents Aimco files from time to time with the Securities and Exchange Commission (the “SEC”). These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.